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Understanding the Offer to Exchange Stock Options

May 28, 2003

Symmetricom

The purpose of this presentation is to outline the proposed option exchange program

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- Discuss current issues related to our stock option program
- Introduce the voluntary Stock Option Exchange Offer program
- Outline the program design and process

Stock options play a critical role in our overall compensation program by providing an opportunity to share in Symmetricom's success

Symmetricom



Current Issues



Share Price
Potential Appreciation
Profit or Gain
Underlying Grant Price
Time

1. At a price set today … (grant price)
2. … you have the ***OPPORTUNITY*** to purchase Symmetricom stock in the future …
3. … and any increase between grant price and market price at time of exercise is your profit or gain

Stock options help to accomplish various objectives at Symmetricom

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Current Issues

- **Attract and retain the top talent needed for today and the future**
- **Provide employees with a real stake in the value we create in the business**
- **Focus each of us on the factors that make our business successful**
- **Reward longer term sustained performance as a company and individually**

However, these goals are more difficult to reach when our options fall underwater

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Current Issues


Recent History of Stock Option Grants
Stock Option Grant Price
$30
$20
$15
$10
$8
$6
$4
$0
$8.00
$10.92
$18.00
$9.19
$7.70
$3.23
$4.69
~$X
Current
Stock
Price
2/4/00
8/7/00
1/29/01
8/7/01
1/28/02
8/12/02
1/13/03

... options are underwater when Symmetricom's market price falls below the grant price

At the same time, our business fundamentals are sound

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- We're growing revenues
- We have a strong customer base
- We're continuing to build innovative products and provide valuable services
- We have valuable relationships with key strategic partners

We're doing
– and must continue to do –
the things that it takes to win...

But, our stock price may not return
to the higher exercise price levels

As a result, we are faced with a critical question:

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Current Issues

How can we restore value to our option program and our employees, while remaining accountable for business performance and shareholder concerns?

Addressing underwater options has important implications

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Current Issues

- Shareholder dilution
- Impact on company earnings
- Reporting requirements
- Competitive environment
- Opportunity to provide employees with choice

Our solution is to provide employees with a voluntary choice to …

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Stock Option Offer

MAINTAIN GRANTS

Keep your current option grant(s) and grant price(s)

OR

EXCHANGE GRANTS

Non-executive team members can surrender any or all eligible stock option grants and receive a predetermined cash payment at the close of the offer period

Eligibility for the offer is based on the following criteria

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Stock Option Offer

Eligibility Criteria	Rationale
All employee option holders	• To be as fair as possible, ALL Symmetricom employees holding eligible options, excluding the executive team, will be eligible to participate in the cash exchange program • The executive team will be eligible to exchange their options for Restricted Stock with a new vesting schedule
Only options with grant prices at or above $8.00 will be eligible for exchange	• The purpose of the program is to restore value to those options that are severely underwater • We believe that options with grant prices below $8.00 still have value and continue to provide employees incentive to improve stock performance

If you choose to maintain your current option grant(s) there is no change

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Stock Option Offer

- **Same number of options you have now**
- **Same grant (purchase) price**
- **Same vesting schedule**
- **Same terms and conditions, except as may be modified by applicable law, as set forth more fully in the exchange offer**

If you choose to exchange your options the cash value or number of Restricted Shares will depend upon the original grant price


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Program Design

- **The exchange ratio is based on a widely accepted option pricing model**
- **The exchange ratio is designed to be fair to employees and responsible to shareholders**
- **The cash award for all employees, and the restricted shares for ET members will be granted immediately following the close of the Tender Offer period, currently anticipated to be June 24, 2003**

Should you choose to participate, the awards will have the following terms

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Program Design

- **Cash Award**
  - Issued promptly following the close of the offer period
- **Restricted Stock Award**
  - Cliff vesting in 5 years with accelerators based on company performance

... these terms apply regardless of the vested position of the options you choose to exchange

There are other *important issues and risks* that must be considered when making your decision

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Program Design

- **If you choose to participate, all option shares within a given grant must be exchanged**

- **No new options will be granted during the six-month period after the expiration of the offer**

- **Stock price may rebound after the expiration of the offer, in which case you could receive more gain by not exchanging your options**

We cannot help you in making your decision

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Program Design

No person or entity, either from within or outside of Symmetricom is authorized by Symmetricom to assist you in making your decision

... we recommend you review the materials carefully and consult your personal financial advisor

Symmetricom will provide you with supporting materials describing the Offer in more detail …




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Program Design

1. **Offer to Exchange Outstanding Stock Options (legal document containing offer details)**
2. **Frequently Asked Questions (FAQs)**
3. **Election Form**
   - Form to elect which grants to exchange
4. **Withdrawal Form**
   - Form to change previously elected grants to exchange

… and you will have multiple ways to learn more about the offer to exchange

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Program Design

1. **By E-Mail**
   - E-mail questions to tenderoffer@symmetricom.com
2. **By Telephone**
   - Call **Rekha Nandakumar** at 408-428-7948
3. **By Mail**
   - Bill Dee or Rekha Nandakumar
     2300 Orchard Parkway
     San Jose, CA 95171

… you will receive more information on all of these communication methods shortly

Here are the important dates associated with the Offer

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Program Design

June 24, 2003 at 9:01 P.M. PST

Deadline for electing to participate or withdrawing a previous election

June 25, 2003

Expected date on which surrendered option grants will be cancelled (subject to change)

June 25, 2003 or promptly thereafter

Expected date on which cash awards or Restricted Stock will be issued (subject to change)

Conclusion

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Read the Materials
and
Thank You for Attending